CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT TO RULE 24b-2

                                  CONFIDENTIAL


                                                         Contract No. SC-DR-014

                    DELIVERY AND REDELIVERY SERVICES CONTRACT


                                     BETWEEN






                            ST. CLAIR PIPELINES LTD.
                                     (SCPL)



                                     - and -


                   NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                                   (Customer)







                             DATED: January 29, 1996


Schedule "A"

delredel.nfg


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                    DELIVERY AND REDELIVERY SERVICES CONTRACT


                                    CONTENTS

ARTICLE I                INTERPRETATION
ARTICLE II               GENERAL TERMS & CONDITIONS
ARTICLE III              CONDITIONS PRECEDENT
ARTICLE IV               TERM OF CONTRACT
ARTICLE V                DELIVERY AND REDELIVERY
ARTICLE VI               FORCE MAJEURE
ARTICLE VII              CHARGES AND RATES
ARTICLE VIII             DELIVERY AND REDELIVERY PRESSURES
ARTICLE IX               MEASUREMENT AND QUALITY
ARTICLE X                NOMINATIONS
ARTICLE XI               REPRESENTATIONS
ARTICLE XII              HARDSHIP PROVISION
ARTICLE XIII             MISCELLANEOUS PROVISIONS


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THIS DELIVERY AND REDELIVERY  SERVICES CONTRACT (the "Contract") dated as of the
29th day of January, 1996,

BETWEEN:

                 ST. CLAIR PIPELINES LTD., a company incorporated under the laws of the Dominion of Canada; (hereinafter referred to as "SCPL")

                                                        PARTY OF THE FIRST PART

                                             - and -

                 NATIONAL FUEL GAS DISTRIBUTION CORPORATION, a company
                      incorporated under the laws of the State of New York; (hereinafter referred to as "Customer")

                                                       PARTY OF THE SECOND PART

                             (herein referred to collectively as the "Parties")

WHEREAS,   SCPL  provides  certain  gas  delivery  and  redelivery  services  in southwestern Ontario and in the United States of America;

AND WHEREAS, Customer operates a gas utility, which is subject to the jurisdiction of the New York State Public Service Commission ("PSC"), the Pennsylvania Public Utilities Commission ("PUC") and directly or indirectly to decisions and/or mandates of the Federal Energy Regulatory Commission ("FERC"), and desires SCPL to provide natural gas delivery and redelivery services (the "Service") as defined herein;

NOW THEREFORE, this Contract witnesses that, in consideration of the mutual covenants and agreements herein contained, and the exchange of One ($ 1.00) Dollar between the Parties hereto, the payment and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:


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                                        2

ARTICLE I - INTERPRETATION

1.01 Definitions: Capitalized terms and certain other terms used in this Contract and not specifically defined shall have the meaning set forth in Schedule 'A' hereto unless the context hereof otherwise clearly requires.

1.02 Divisions, Headings and Index: The division of this Contract into articles sections and subsections, and the insertion of headings and any table of contents or index provided are for convenience of reference only, and shall not affect the construction or interpretation hereof.

1.03 Industry Usage: Words, phrases or expressions which are not defined herein and which, in the usage or custom of the business of the transportation, storage, and distribution or sale of natural gas have an accepted meaning shall have that meaning.

1.04 Extended Meaning: Unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing gender include all genders. The words "herein", "hereunder" and words of similar import, unless specifically stated otherwise, refer to the entirety of this Contract, including the Schedules incorporated into this Contract, and not only to the section in which such use occurs.

1.05 Conflict: In the event of any conflict between the provisions of this Contract and those of Schedule "A" attached to it, the provisions of this Contract shall prevail.

1.06 Measurements: Units set out herein are in thermal measurement (ie. dekatherms - Dth).

1.07 Currency: All reference to dollars in this Contract shall mean United States dollars.

ARTICLE II - GENERAL TERMS & CONDITIONS

2.01  The General Terms & Conditions contained in Schedule "A" hereto are hereby


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                                        3

incorporated into and form an integral part of this Contract.

ARTICLE III - CONDITIONS PRECEDENT

3.01 The following conditions precedent shall be satisfied or, waived by mutual agreement, before the commencement of service obligations hereunder: (a) Each Party shall have obtained any and all governmental, regulatory, and other prior approvals or authorizations that are required to enable it to perform its obligations as contemplated herein; and

(b) Customer may be required to provide SCPL with the requisite security or financial assurances reasonably necessary to ensure its ability to honor the provisions of this Contract. Such security or financial assurances will be reasonable and in a form and amount acceptable to SCPL; and (c) SCPL shall be required to provide Customer with a parental guarantee which is reasonable and in a form and amount acceptable to Customer, by February 29, 1996.

3.02 SCPL and Customer shall each use due diligence and reasonable efforts to satisfy and fulfill their respective conditions precedent specified in Section
3.01 and each Party shall notify the other forthwith in writing of their respective fulfillment or waiver of such conditions.

3.03 In the event that the conditions precedent as specified in Section 3.01 are not satisfied, or waived by the Party deriving the benefit from that condition precedent or extended by mutual agreement by February 29, 1996, then the Parties hereto shall, upon thirty (30) days written notice by either Party, be released from all their obligations hereunder, and this Contract shall thereupon be terminated.


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                                        4

ARTICLE IV - TERM OF CONTRACT

4.01 This Contract shall be effective as of the date of execution hereof, however, the service obligations, terms and conditions hereunder shall, subject to Article HI, commence on the later of April 1, 1996, or the day following the date that the conditions precedent in Section 3.01 are satisfied or waived (the "Commencement Date') and shall continue in full force and effect until March 31, 2006 or such earlier date as may be permitted under the terms of this Contract (the "Termination Date"). The Parties agree to further divide the term, as may be referenced in this Contract, into an "Interim Period" which shall refer to the period beginning on the Commencement Date and ending on March 31 of any contract year (the 'Transition Date'), subject to customer having provided 18 months prior notice of its election to terminate the Interim Period, and a "Remaining Period" which shall refer to the period commencing on the day following the Transition Date and ending on the Termination Date.

4.02 Without limiting the generality of the foregoing, this Contract may be terminated in accordance with Section XII of the General Terms & Conditions.

ARTICLE V - DELIVERY AND REDELIVERY

5.01 Customer shall deliver to SCPL and SCPL shall redeliver to Customer up to 274,120 Dth of gas (the 'Interim Service Quantity") during the Interim Period of this Contract as defined in Section 4.01. Customer agrees to deliver and SCPL agrees to accept the Interim Service Quantity at the Point of Delivery/Redelivery set out in Clause 5.05 hereof, during any one of the seven months during the period April through and including October (the 'Delivery Month"), each year of the Interim Period. Customer is to provide notice to SCPL, of its intention to deliver, on or before the 24th day of the month, or such other date as mutually agreed to by the Parties, preceding the desired Delivery Month. Subject to Clause 10.01, Customer may deliver, in the Delivery Month, a daily quantity not to exceed 274,120 Dth divided by the number of days in the Delivery Month (the "Interim Delivery Quantity').


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                                        5
 CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT TO RULE 24b-2

At any time during the Interim Period, the quantity delivered to SCPL that has not been redelivered to Customer, up to the Interim Service Quantity, shall be referred to as "Customer's Interim Account Balance".

For an additional charge of [XXXXXXXXX] as set out in Section 7.03, Customer may deliver to SCPL during the period December 1 through March 31 (the "Redelivery Period"), a quantity up to 274,120 Dth, each year of the Interim Period, at a daily quantity equal to the lesser of-
         a)  up to 27, 412 Dth- and,
         b) the Interim Service Quantity less Customer's Interim Account Balance, provided further, that Customer provides notice to SCPL on or before October 1 during the Interim Period to increase the quantity which Customer may deliver to SCPL during the Redelivery Period by an additional amount equal to 274,120 Dth, (the "Election Notice"), then Customer shall pay to SCPL an amount equal to [XXXXXXXXX] for such additional quantity pursuant to Section 7.04, plus the charge pursuant to Section 7.03.

5.02 SCPL agrees to redeliver to Customer, during the Interim Period, at the Point of Delivery/Redelivery, during the Redelivery Period, as nominated by Customer in accordance with Article X, a firm daily quantity of up to 27,412 Dth (the "Redelivery Quantity") for up to a total of 20 days ("Obligated Redelivery Days"). However, if Customer has delivered an Election Notice, in accordance with Section 5.01, the Obligated Redelivery Days shall increase to 30 days during the following Redelivery Period only. Provided further that SCPL shall not be obligated to redeliver on any day a quantity greater than the Customer's Interim Account Balance. SCPL also agrees to redeliver on a reasonable efforts basis any quantities not redelivered on the Obligated Redelivery Days.

5.03 Customer shall deliver and SCPL shall redeliver to Customer up to 2,540,000 Dth of gas (the "Service Quantity") during the Remaining Period of this Contract as defined in Section 4.01. Customer agrees to deliver and SCPL agrees to accept the Service Quantity at the Point of Delivery/Redelivery set out in Clause 5.05 hereof, during the period April through and including October (the "Delivery Period"), each year of the Remaining Period. Subject to


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                                        6

Clause 10.01, Customer may deliver, in the Delivery Period, a daily quantity not to exceed 12,700 Dth (the "Delivery Quantity").

At any time during the Remaining Period, the quantity delivered to SCPL that has not been redelivered to Customer, up to the Service Quantity, shall be referred to as "Customer's Account Balance".

5.04 SCPL agrees to redeliver to Customer, during the Remaining Period, at the Point of Delivery/Redelivery, during the Redelivery Period, as nominated by Customer in accordance with Article X, the Redelivery Quantity for up to a total of 93 days ("the Redelivery Days"). Provided further that SCPL shall not be obligated to redeliver on any day a quantity greater than the Customer's Account Balance. SCPL also agrees to redeliver on a reasonable efforts basis any quantities not redelivered on the Redelivery Days.

5.05 All gas delivered by Customer and redelivered by SCPL pursuant to this Contract shall be delivered and redelivered on Empire (the "Transporter") at the interconnection between TCPL and Empire, or at any other point(s) agreed to by Customer and SCPL, (the "Point of Delivery/Redelivery").

5.06 SCPL shall have the right to commingle gas delivered or redelivered hereunder with gas owned by SCPL or gas being delivered and/or redelivered by SCPL for other customers.

5.07 It is Customer's responsibility to schedule its redeliveries to ensure that Customer's Interim Account Balance or Customer's Account Balance, as applicable, equals zero at the end of the Redelivery Period. Any balance remaining will serve to reduce the Interim Service Quantity, or Service Quantity, as applicable, to be delivered in the following Delivery Period by that same quantity.

5.08 In the event that Customer's Interim Account Balance or Customer's Account Balance, as applicable, is greater than zero on the Termination Date, Customer is responsible for and


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                                        7

agrees to pay all reasonable charges incurred by SCPL. Notwithstanding, SCPL and Customer agree to co-operate to remedy the situation.

5.09 Subject only to (i) the occurrence of a force majeure event; and/or (ii) the operating tolerances as set out in Transporter's tariff, SCPL warrants that it will redeliver to Customer one hundred percent (100%) of the quantity of gas on each day as nominated by Customer during the term hereof (the "Redelivery Warranty"). In addition to all other rights and remedies that may accrue to Customer hereunder, in the event that on any day during the term hereof SCPL should breach the Redelivery Warranty, SCPL shall pay to Customer an amount equal to the product of- a) the quantity of such gas not redelivered, times b) the sum of the average price reported in Gas Daily under Canadian Gas (or such mutually agreed upon index, should the aforementioned no longer be available), for deliveries at Niagara on that same day plus $2.00 (U.S.) per Dth.

5.10 Notwithstanding any other provisions of this Contract, neither Party shall be liable or otherwise be responsible to the other for consequential, incidental or punitive damages which arise out of or relate to this Contract or the performance or breach thereof.

5.11 If, as a result of some act or omission by SCPL, Customer incurs a penalty charge under the provisions of Transporter's tariff, then SCPL shall reimburse Customer upon being invoiced for any such charges. However, anything else herein to the contrary notwithstanding, SCPL shall not incur any charges, penalties or assessments under this Contract (including but not limited to any charges, penalties or assessments that would otherwise accrue by virtue of the provisions of this Article V) by reason of any imbalance in deliveries and redeliveries hereunder, if such imbalances are (i) within the daily or monthly imbalance tolerance levels (as applicable) in effect from time to time under Transporter's tariff; or (ii) the result of any act or omission by Customer, provided however, that upon knowledge of any potential imbalance situation by Customer or SCPL, both Customer and SCPL shall endeavor to correct any such imbalances as soon as is reasonably and commercially practicable.


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                                        8
 CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT TO RULE 24b-2

ARTICLE VI - FORCE MAJEURE

6.01 An event of force majeure, as defined in Schedule "A' attached hereto, will excuse a delay in the redelivery of the gas hereunder on a day for day basis, but it will not eliminate SCPL's obligation to redeliver the quantity nominated. SCPL confirms that Customer shall be treated equally, with respect to any interruption due to force majeure, with all other firm obligations of SCPL at the Point of Delivery/Redelivery and that all interruptible deliveries of SCPL shall be interrupted in advance of Customer's interruption,

6.02 The settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and the above requirement that any force majeure event shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of any opposing party when such course is inadvisable in the discretion of the Party having the difficulty.

ARTICLE VII - CHARGES AND RATES

7.01 The charges to be billed and paid for by Customer for the Service during the Interim Period shall be [XXXXXXXXXXX], per year for the Interim Service Quantity.

7.02 The charges to be billed and paid for by Customer for the Service during the Remaining Period shall be [XXXXXXXXXX], per year for the Service Quantity.

7.03 For all quantities delivered by Customer during the Redelivery Period, an additional charge of [XXXXXXXXXXXXX] shall be billed for such quantities.

7.04 In addition to the charge set out in Section 7.03, Customer shall be billed and pay an incremental charge of [XXXXXXXXX] for the Interim Service Quantity in the month following SCPL's receipt of Customer's Election Notice.


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                                        9

7.05 Notwithstanding Articles VIII and IX of the General Terms & Conditions, billing for the charges set out in Sections 7.01 and 7.02 shall be made in equal monthly invoices by SCPL to Customer by the 10th day of each month, and Customer shall pay the invoice by the 25th day of each month.

7.06 Prices exclude any applicable taxes, royalties or levies imposed currently or subsequently to the commencement of this Contract. SCPL agrees to pay or cause to be paid all taxes and assessments levied only on the gas downstream of the Point of Delivery/Redelivery upon delivery by Customer and upstream of the Point of Delivery/Redelivery upon redelivery by SCPL, and to pay or cause to be paid to the parties entitled thereto all royalties, overriding royalties or like charges against said gas or the value thereof.

ARTICLE VII - DELIVERY AND REDELIVERY PRESSURES

8.01 Delivery of gas to SCPL for the account of Customer, at the Point of Delivery/Redelivery, shall be made at a pressure sufficient to affect deliveries to Transporter.

8.02 Redelivery of gas by SCPL for the account of Customer, at the Point of Delivery/Redelivery shall be made at a pressure sufficient to affect deliveries to the Transporter.

ARTICLE IX - MEASUREMENT AND QUALITY

9.01 The gas delivered and redelivered hereunder shall meet any and all gas quality requirements as provided by Transporter's gas tariff. In the event that the gas tendered for delivery or redelivery hereunder fails to meet any of the requirements necessary under Transporter's tariff, the receiving Party shall have the right to refuse to accept any gas so tendered for the duration of time the gas fails to meet those gas quality requirements. Any gas refused pursuant to this Section shall be considered gas not delivered or redelivered and shall be treated as such pursuant to Article V herein.


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                                       10

9.02 For purposes of billing Customer for gas delivered hereunder, the quantities of gas delivered hereunder shall be determined by the metering equipment owned, operated and installed by Transporter at the Point of Delivery/Redelivery hereunder in accordance with the applicable provisions of Transporter's gas tariff in effect from time to time, if applicable.

9.03 In the event of an error in metering or a meter failure, then SCPL shall ask Customer or Customer's agent to invoke its rights as customer under its contracts with Transporter. Customer shall exercise due diligence in the enforcement of any inspection and/or verification rights and procedures which Customer or Customer's agent may have in relation to the meters owned and operated by Transporter at the Point of Delivery/Redelivery.

ARTICLE X - NOMINATIONS

10.01 Nominations for delivery or redelivery of gas made by Customer must be made in writing before 9:00 a.m. (Eastern Time) on the day before delivery or redelivery is to occur, except that each such nomination must be made earlier if necessary under the nomination procedures of Transporter of such gas. The Parties recognize that on any day, deliveries of gas hereunder may vary within the operating tolerances as set out in Transporter's tariff, but each Party will cooperate with the other to assure equal daily deliveries and that such deliveries will be in balance for the Delivery Period and the Redelivery Period. Customer and SCPL shall use reasonable efforts to accept/provide quantities greater than the Interim Delivery Quantity, the Delivery Quantity and the Redelivery Quantity, if requested.

10.02 If, in SCPL's sole opinion, operating conditions permit, a change in Customer's Nomination may be accepted after 9:00 a.m. (Eastern Standard Time). The daily quantity of gas nominated by Customer will be, delivered to SCPL or redelivered to Customer at rates of flow that are as nearly constant as possible.

10.03 A nomination for a daily quantity of gas on any day shall remain in effect and apply to subsequent days unless and until SCPL receives a new nomination from Customer or unless SCPL gives Customer written notice that it is not acceptable in accordance with Section 10.01.


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ARTICLE XI - REPRESENTATIONS

11.01 Parties' Representations: The Parties represent that each will, if required, maintain, or have maintained on its behalf, such certificates, permits, licenses and authorizations from regulatory bodies or other governmental agencies in the U.S.A. and Canada, as the case may be, as are necessary to enable the Parties, or others designated by the Parties, to deliver/redeliver at the Point of Delivery/Redelivery, the quantities of gas to be delivered/redelivered under this Contract.

11.02 Financial Representations: A "Credit Event" shall be deemed to have occurred with respect to Customer if National Fuel Gas Company's credit rating fails to meet both of the ratings in both of the indices set out in this Section
11.03. A "Credit Event" shall be deemed to have occurred with respect to SCPL if Westcoast Energy Inc.'s credit rating fails to meet both of the ratings in both of the indices set out in 11.03:

11.03  Credit   Indices:

                  Index                                      Rating

                  Standard and Poor's                        BBB -
                  "Corporate and Municipal Ratings"

                  Moody's ,                                  Baa3
                  "Long Term Debt Ratings"

11.04 The Party experiencing a Credit Event shall, upon the other Party's election, furnish security in a form and amount satisfactory to the other Party, within ten (10) days of such election. If the Party experiencing a Credit Event fails to provide the above, then the other Party shall have the right to terminate or cancel the Contract upon thirty (30) days prior written notice.


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                                       12

ARTICLE XII - HARDSHIP PROVISION

12.01 "Event of Change" means a material event which comes about as a result of changes in legislation, regulation or administrative policy, including opinions, decisions and enactments, which have become final and non-appealable, of any applicable government, governmental agency, or instrumentality ("Government") which shall include, but not be limited to, the PSC, the PUC and the FERC, which changes were not in effect at the time of execution hereof and are not specifically and exclusively directed at a Party, save and except for costs that have specifically been disallowed by Government for inclusion in Customer's rates, whether relating to export and import requirements, taxes or other levies, environmental regulation, or regulation of the trade, transportation, or supply of gas or hydrocarbons, and results in economic loss to a Party to the extent that it is impracticable for it to make any profit on the transactions contemplated by this Contract, as a result of the Event of Change ("Financial Hardship'), provided that the term Event of Change does not include (i) events caused by a default or financial difficulty, lack of funds, wilful misconduct or negligence of a Party to this Contract, (ii) changes not imposed by Government in the market for, or the price of, gas or the services to be provided hereunder, (iii) any disputes with a third Party, or (iv) any change in rates or rate structure of any service provider being utilized by SCPL in providing service hereunder to Customer.

12.02 If an Event of Change occurs, then the Party affected by a Financial Hardship hereunder may, on three (3) month's prior written notice (subject to the terms of Section 12.05 hereof), terminate this Contract, so that each Party has no further obligations to the other except for such obligations which were outstanding at the expiration of the notice period, including without being limited to (i) obligations with respect to gas which, at the time of expiration of the notice, has not been redelivered, and (ii) indebtedness or potential liabilities outstanding at the expiration of the notice period.

12.03 Together with the notice required above, the Party declaring the Financial Hardship must provide substantial evidence and support for its claim of Financial Hardship. The Party

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                                       13

receiving the said notice is entitled to request and receive such additional information as may reasonably be required to confirm the Financial Hardship, or may upon request conduct an audit of all applicable books of the other Party.

12.04 The Parties hereto agree and acknowledge that they shall reduce the notice period where reasonably possible, however, the Party receiving the notice shall not be required to do so at its expense.

12.05 Unless directed to do so by any regulatory authority having jurisdiction, Customer shall not make, cause to be made, or assist any other party in making any filing with or in any way seek any action by any regulatory authority, or court or other body having jurisdiction, which would directly cause the disallowance of costs relating to this Contract by Government for inclusion in Customer's rates.

ARTICLE XIII - MISCELLANEOUS PROVISIONS

13.01 Assignment: Customer may during the term of this Contract, and upon notice to SCPL, temporarily release all or part of Customer's entitlement hereunder, as set out in Article V (the "Assigned Capacity")' and the corresponding rights and obligations, to a third party ("the Assignee"). Notwithstanding such assignment, Customer shall remain obligated to SCPL to perform and observe the covenants and obligations contained herein, in regard to the Assigned Capacity, to the extent that the Assignee fails to do so. Customer shall not fully assign this Contract, without prior written consent by SCPL, which shall not be unreasonably withheld provided Assignee meets all of SCPL's criteria for a counterparty under this Contract, thereby replacing Customer and permitting Customer to terminate its further covenants and obligations under this Contract. Nothing herein contained shall prevent or restrict either Party from fully assigning this Contract to an affiliate for the purposes of a corporate restructuring, without consent, or from pledging, granting a security interest in, or assigning as collateral all or any portion of such Party's interest to secure any debt or obligation of such Party under any mortgage, deed of trust, security agreement or similar instrument.


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13.02  Notices:  Subject  to  the  express  provisions  of  this  Contract,  all communications provided for or permitted hereunder shall be in writing, personally delivered to an officer or other responsible employee of the addressee or sent by registered mail, charges prepaid, or by telecopy or other means of recorded telecommunication, charges prepaid, to the applicable address set forth below or to such other address as either Party hereto may from time to time designate to the other in such manner, provided that no communication shall be sent by mail pending any threatened, or during any actual, postal strike or other disruption of the postal service. Any personal communication delivered shall be deemed to have been validly and effectively received on the date of such delivery. Any communication so sent by telecopy or other means of telecommunication shall be deemed to have been validly and effectively received on the business day following the day on which it is sent. Any communication so sent by mail shall be deemed to have been validly and effectively received on the seventh business day following the day on which it is post marked.

Communications to the Parties hereto shall be directed as follows:

IF TO CUSTOMER:          National Fuel Gas Distribution Corporation
                         10 Lafayette Square
                         Buffalo, New York 14203

Nominations:             Attention: Contract Administration
                         Telephone: (716) 857-7233
                         Telecopier: (716) 857-7823

IF TO SCPL:              St. Clair Pipelines Ltd.
                         50 Keil Drive North
                         Chatham, Ontario N7M 5Ml

Nominations:             Attention: Manager, Gas Control
                         Telephone: (519) 436-4524
                         Telecopier: (519) 436-4566

Other:                   Attention: Manager, Product Development
                         Telephone: (519) 436-4601
                         Telecopier: (519) 436-4694

Each Party may from time to time change its address for the purpose of this Section by giving notice of such change to the other Party in accordance with this Section.

13.03 Possession of Gas: SCPL accepts no responsibility for any gas prior to such gas being delivered to SCPL at the Point of Delivery/Redelivery or after its redelivery by SCPL at the Point of Delivery/Redelivery. As between the Parties hereto, SCPL shall be deemed to be in control and possession of and responsible for all such gas from the time that such gas is delivered to SCPL by Customer at the Point of Delivery/Redelivery until such gas is redelivered to Customer by SCPL at the Point of Delivery/Redelivery.

13.04 Title to Gas: Each Party represents and warrants to the other that it shall have good and marketable title to all gas delivered to the other, pursuant to the terms of Article V of this Contract, free and clear of any lien, mortgage, security interest or other encumbrance whatsoever against such gas and each Party hereby agrees to transfer complete title and interest to the gas at the Point of Delivery/Redelivery, as applicable. Each Party further agrees to indemnify and save the other harmless from all suits, actions, debts, accounts, damages, costs, losses and expenses arising from or out of claims of any or all third parties to such gas or on account of royalties, taxes, license fees, or other charges thereon.

13-05 Counterparts: This Contract may be executed in any number of counterparts, each of which when so executed shall be deemed to be an originally executed copy, and it shall not be necessary in making proof of this Contract to produce all of such counterparts.

13.06 Amendments and Waivers: No amendment or waiver of any provision of this Contract nor consent to any departure by either Party hereto shall in any event be effective unless the same shall be in writing and signed by each of Customer and SCPL and then such waiver or consent shall be effective only in the specific instance and for the specified purpose for which it was given. No failure on the part of Customer or SCPL to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy under this Contract shall operate as a waiver thereof.

13.07 Severability: If any provision hereof is invalid or unenforceable in any jurisdiction, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intention of the Parties as nearly as possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any provision in any other jurisdiction.

13.08 Law of Contract: The Parties agree that this Contract is made pursuant to all applicable laws of the Province of Ontario, Canada and the State of New York, United States of America. The Parties further agree that the terms and conditions hereof, and subsequent performance hereunder, shall be construed under and governed by the laws of the Province of Ontario, Canada and/or the State of New York, United States of America, and/or any federal laws that may apply to an agreement between organizations of different countries.

13.09 Time of Essence: Time shall be of the essence hereof.

13.10 Entire Contract: This Contract constitutes the entire agreement between the Parties hereto pertaining to the subject matter hereof. This Contract supersedes any prior or contemporaneous agreements, understandings, negotiations or discussions, whether oral or written, of the Parties in respect of the subject matter hereof.



THIS CONTRACT SHALL BE BINDING UPON and shall enure to the benefit of the Parties hereto and their respective successors and permitted and lawful assigns.

IN WITNESS WHEREOF this Contract has been properly executed by the Parties hereto by their duly authorized officers as of the date first above written.



                             ST. CLAIR PIPELINES LTD.
                             By: /s/ James Anderson
                                -----------------------------
                             Title: President
                                    -------------------------

                             By: /s/ Brian P. Gabel
                                -----------------------------
                             Title: Vice President
                                    -------------------------


                             NATIONAL FUEL GAS DISTRIBUTION CORPORATION
                             By: /s/ Philip C. Ackerman
                                -----------------------------
                             Title: President
                                   --------------------------




Schedule "A" General Terms & Conditions                  Contract No. SC-DR-014

                                                                   SCHEDULE "A"
                                                      to Contract No. SC-DR-014
                           GENERAL TERMS & CONDITIONS

IA.   DEFINITIONS

Except where the context expressly requires or states another meaning, the following terms, if and when used in these General Terms & Conditions and in any contract into which these General Terms & Conditions are incorporated, shall be construed to have the following meanings:

 1. "British Thermal Unit" and "BTU" shall mean the amount of heat required to raise the temperature of one pound of water one degree Fahrenheit at 60 degrees Fahrenheit;

 2.      "contract  year"' shall mean a period of three  hundred and  sixty-five
         (365) consecutive days, beginning on the day agreed upon by SCPL and Customer as set forth in the Contract, or on any anniversary of such date; provided, however, that any such period which contains a date of February 29 shall consist of three hundred and sixty-six (366) consecutive days;

 3. "Customer", wherever it appears herein, shall also include Customer's Agent(s);

 4. "day" shall mean a period of twenty-four (24) consecutive hours beginning at 8:00 A.M. Eastern Standard time. The reference date for any day shall be the calendar date upon which the twenty-four (24) hour period shall commence;

 5. "dekatherm" or "Dth" shall mean a heating value of 1,000,000 BTU's (approximately equal to 1 Mcf);

 6.      "delivery" shall mean any gas that is delivered by Customer to SCPL;

 7.      "Empire' shall mean Empire State Pipeline;

 8. "firm" shall mean service not subject to curtailment or interruption except under Articles XI and XII of this Schedule "A';

 9. "gas" shall mean gas as defined in the Ontario Energy Board Act, R.S.O. 1980, c. 332, as amended, supplemented or reenacted from time to time;

10. "interruptible service" shall mean service subject to curtailment or interruption, after notice, at any time;

11. "limited interruptible service" shall mean gas service subject to interruption or curtailment on a limited number of days as specified in the Contract;

12. "month" shall mean the period beginning at 8:00 A.M. Eastern Standard time on the first day of a calendar month and ending at 8:00 A.M. Eastern Standard time on the first day of the following calendar month;

13.      "NEB" means the National Energy Board (Canada);

14.      "OEB" means the Ontario Energy Board;

15. "redelivery" shall mean any gas that is delivered by SCPL into Customer's facilities or for Customer's account;

16.      "TCPL" means TransCanada PipeLines Limited;

17.      "Union" means Union Gas Limited.

IB.   ADDITIONAL DEFINITIONS

The following terms, if and when used in these General Terms & Conditions and in the Delivery and Redelivery Service Contract between St. Clair Pipelines Ltd. and National Fuel Gas Distribution Corporation, dated January 15, 1996, Contract No. SC-DR-014 ("the "Contract"), shall be construed to have the following meanings:

          1.      "PSC" shall mean the New York State Public Service Commission;

          2.      "PUC" shall mean the Pennsylvania Public Utilities Commission;

          3.      "FERC" shall mean the Federal Energy Regulatory Commission;

          4.      "Commencement Date" shall have the meaning ascribed to it in
                  Article IV of the Contract;

          5.      "Termination Date" shall have the meaning ascribed to it in
                  Article IV of the Contract;

          6.      "Interim Period" shall have the meaning ascribed to it in
                  Article IV of the Contract;

          7.      "Transition Date" shall have the meaning ascribed to it in
                  Article IV of the Contract;

          8.      "Remaining Period" shall have the meaning ascribed to it in
                  Article IV of the Contract;

          9. "Interim Service Quantity" shall have the meaning ascribed to it in Article V of the Contract;

         10.      "Delivery Month" shall have the meaning ascribed to it in
                  Article V of the Contract;

         11. "Interim Delivery Quantity" shall have the meaning ascribed to it in Article V of the Contract;

         12. "Customer's Interim Account Balance" shall have the meaning ascribed to it in Article V of the Contract;

         13.      "Redelivery Period" shall have the meaning ascribed to it in
                  Article V of the Contract;

         14.      "Election Notice" shall have the meaning ascribed to it in
                  Article V of the Contract;

         15.      "Redelivery Quantity" shall have the meaning ascribed to it in
                  Article V of the Contract;

         16. "Obligated Redelivery Days" shall have the meaning ascribed to it in Article V of the Contract;

         17.      "Service Quantity" shall have the meaning ascribed to it in
                  Article V of the Contract;

         18.      "Delivery Period" shall have the meaning ascribed to it in
                  Article V of the Contract;

         19.      "Delivery Quantity" shall have the meaning ascribed to it in
                  Article V of the Contract;

         20. "Customer's Account Balance" shall have the meaning ascribed to it in Article V of the Contract;

         21.      "Redelivery Days" shall have the meaning ascribed to it in
                  Article V of the Contract;

         22. "Transporter" shall have the meaning ascribed to it in Article V of the Contract;

         23. "Point of Delivery/Redelivery" shall have the meaning ascribed to it in Article V of the Contract;

         24.      "Redelivery Warranty" shall have the meaning ascribed to it in
                  Article V of the Contract;

         25.      "Event of Change" shall have the meaning ascribed to it in
                  Article XII of the Contract;

         26. "Government" shall have the meaning ascribed to it in Article XII of the Contract;

         27.      "Financial Hardship" shall have the meaning ascribed to it in
                  Article XII of the Contract;

         28.      "Assigned Capacity" shall have the meaning ascribed to it in
                  Article XIII of the Contract;

         29. "Assignee" shall have the meaning ascribed to it in Article XIII of the Contract;

II.  QUALITY
         Not Applicable.

III.  MEASUREMENT
         Not Applicable.

IV.      POINT OF DELIVERY AND POINT OF REDELIVERY

         1. Unless otherwise specified in the Contract, the point or points of delivery for all gas to be covered hereunder shall be on the outlet side of the measuring stations located at or near the point or points of connection specified in the Contract, where SCPL takes possession of the gas. Whenever the phrase "delivery point" appears herein, it shall mean Point of Delivery as defined in this Article IV.

         2. Unless otherwise specified in the Contract, the point or points of redelivery for all gas to be covered hereunder shall be on the outlet side of the measuring stations located at or near the point or points of connection as specified in the Contract where Customer takes possession of the gas. Whenever the phrase "redelivery point" shall appear herein, it shall mean Point of Redelivery as defined in this Article IV.

V.       POSSESSION OF AND RESPONSIBILITY FOR GAS
         Not Applicable.

VI.      FACILITIES ON CUSTOMER'S PROPERTY
         Not Applicable.

VII.     MEASURING EQUIPMENT
         Not Applicable.

VIII.  BILLING

         1. Monthly Billing Date: SCPL shall render bills on or before the 10th day of each month for all gas delivered and/or redelivered and gas services furnished during the preceding month. Such charges may be based on estimated quantities, if actual quantities are unavailable in time to prepare the billing. SCPL shall provide, in a succeeding month's billing, an adjustment based on any difference between actual quantities and estimated quantities. If presentation of a bill to Customer is delayed after the 10th day of the month, then the time of payment shall be extended accordingly, unless Customer is responsible for such delay.

         2. Right of Examination: Both SCPL and Customer shall have the right to examine at any reasonable time the books, records and charts of the other to the extent necessary to verify the accuracy of any statement, chart or computation made under or pursuant to the provisions of the Contract.

IX.  PAYMENTS

         1. Monthly Payments: Customer shall pay directly into SCPL's account at the Canadian Imperial Bank of Commerce, MaiN Branch, Commerce Court, Toronto, Ontario by electronic funds transfer to transit 00002, account 04-9511 5.

         2. Remedies for Nonpayment: Should Customer fail to pay all of the amount of any bill as herein provided when such amount is due, Customer shall pay to SCPL interest on the unpaid portion of the bill accruing at a rate per annum equal to the minimum commercial lending rate of SCPL's principal banker in effect from time to time from the due date until the date of payment. If such failure to pay continues for thirty (30) days after payment is due, SCPL, in addition to any other remedy it may have under the Contract may, upon ten (1 0) days notice, suspend further delivery of gas until such amount is paid, provided however, that if Customer, in good faith shall dispute the amount of any such bill or part thereof and shall pay to SCPL such amounts as it concedes to be correct, then SCPL shall not be entitled to suspend further delivery of gas because of such nonpayment unless and until default be made in the payment for any further gas redelivered to Customer hereunder. Notwithstanding the foregoing paragraph, this does not relieve Customer from the obligation to continue its deliveries of gas to SCPL under the terms of any agreement, where Customer has contracted to deliver specified quantities of gas to SCPL.

         3. Billing Adjustments: If it shall be found that at any time or times Customer has been overcharged or undercharged in any form whatsoever under the provisions of the Contract and Customer shall have actually paid the bills containing such overcharge or undercharge, SCPL shall refund the amount of any such overcharge and interest shall accrue from and including the first day of such overcharge as paid to the date of refund and shall be calculated but not compounded at a rate per annum determined each day during the calculation period to be equal to the minimum commercial lending rate of SCPL's principal banker, and the Customer shall pay the amount of any such undercharge, but without interest. In the event SCPL renders a bill to Customer based upon measurement estimates, the required adjustment to reflect actual measurement shall be made on the bill next following the determination of such actual measurement, without any charge of interest. In the event an error is discovered in the amount billed in any statement rendered by SCPL, such error shall be adjusted by SCPL. Such overcharge, undercharge or error shall be adjusted by SCPL on the bill next following its determination (where the term "bill' next following shall mean a bill rendered at least fourteen (1 4) days after the day of its determination), provided that claim therefore shall have been made within six (6) years from the date of the incorrect billing. In the event any refund is issued with Customer's gas bill, the aforesaid date of refund shall be deemed to be the date of the issue of invoice.

X.       ARBITRATION

         Not Applicable.

XI.      FORCE MAJEURE

         The term "force majeure" as used herein shall mean acts of God, strikes, lockouts or any other industrial disturbance, acts of the public enemy, sabotage, wars, blockades, insurrections, riots, epidemics, landslides, lightening, earthquakes, fires, storms, floods, washouts, arrests and restraints of governments and people, civil disturbances, explosions, breakage or accident to machinery or lines of pipe, freezing of wells or lines of pipe, inability to obtain materials, supplies, permits or labour, any laws, orders, rules, regulations, acts or restraints of any governmental body or authority (civil or military), any act or omission that is excused by any event or occurrence of the character herein defined as constituting force majeure, any act or omission by parties not controlled by the party having the difficulty and any other similar cases not within the control of the party claiming suspension and which by the exercise of due diligence such party is unable to prevent or overcome. In the event that either the Customer or SCPL is rendered unable, in whole or in part, by force majeure, to perform or comply with any obligation or condition of the Contract, such party shall give notice and full particulars of such force majeure in writing delivered by hand, telegraph, telex or other direct written electronic means to the other party as soon as possible after the occurrence of the cause relied on and subject to the provision of this Article.

         Neither party shall be entitled to the benefit of the provisions of force majeure hereunder if any or all of the following circumstances prevail: the failure resulting in a condition of force majeure was caused by the negligence of the party claiming suspension; the failure was caused by the party claiming suspension where such party failed to remedy the condition by making all reasonable efforts (short of litigation, if such remedy would require litigation); the party claiming suspension failed to resume the performance of such condition obligations with reasonable dispatch; the failure was caused by lack of funds; the party claiming suspension did not as soon as possible after determining or within a period within which it should acting reasonably have determined that the occurrence was in the nature of force majeure and would affect its ability to observe or perform any of its conditions or obligations under the Contract give to the other party the notice required hereunder.

         The party claiming suspension shall likewise give notice as soon as possible after the force majeure condition is remedied, to the extent that the same has been remedied, and that such party has resumed or is then in a position to resume the performance of the obligations and conditions of the Contract.

XII.     DEFAULT AND TERMINATION

         In case of the breach or nonobservance or nonperformance on the part of either party hereto of any covenant, proviso, condition, restriction or stipulation contained in the Contract (but not including herein failure to take or make delivery or redelivery in whole or in part of the gas delivered or redelivered hereunder occasioned by any of the reasons provided for in Article XI hereof) which ought to be observed or performed by such party and which has not been waived by the other party, then and in every such case and as often as the same may happen, such last mentioned party may give written notice to the party first mentioned requiring it to remedy such default and in the event of such first mentioned party failing to remedy the same within a period of thirty (30) days from receipt of such notice, the other party may at its sole option declare the Contract to be terminated and thereupon the Contract shall become and be terminated and be null and void for all purposes other than and except as to any liability of the first mentioned party under the same incurred before and subsisting at the day when the Contract is declared by the other party to be terminated as aforesaid. The right hereby conferred upon each party shall be in addition to, and not in derogation of or in substitution for, any other right or remedy which the parties respectively at law or in equity shall or may possess.

         In the event this Contract is terminated, such termination shall be without prejudice to any rights or obligations of the parties accruing prior to such termination, including but not limited to: (i) Customer's right to receive gas for which it has delivered to SCPL but has not redelivered, prior to the time of termination; and (ii) SCPL's right to collect any amounts then due SCPL for service rendered to Customer prior to the time of such termination or release.

XIII.  MODIFICATION

         Any modification of the terms and provisions of the Contract shall be in writing and shall be signed by all parties to the Contract.

  XIV.  NONWAIVER AND FUTURE DEFAULT

         No waiver by either SCPL or Customer of any one or more defaults by the other in the performance of any provisions of the Contract shall operate or be construed as a waiver of any future default or defaults, whether of a like or a different character.

XV.  LAWS, REGULATIONS AND ORDERS

         The Contract and the respective rights and obligations of the parties hereto are subject to all present and future valid laws, orders, rules and regulations of any competent legislative body, or duly constituted authority now or hereafter having jurisdiction and the Contract shall be varied and amended to comply with or conform to any valid order or direction of any board, tribunal or administrative agency which affects any of the provisions of the Contract.